PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(in thousands)
(Unaudited)

	Three Months Ended
	February 1,		February 2,
	2015		2014
	$	%	$	%
		(a)		(a)
GAAP Operating Income	$11,559	9.4%	$5,630	5.6%
(b) Acquisition transaction expenses	–	–	437	0.4
Non-GAAP Operating Income	$11,559	9.4%	$6,067	6.0%

(a)	Represents percentage of net sales

(b)	Represents transaction expenses in connection with the acquisition of DNP Photomask Technology Taiwan Co., Ltd., a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd.